EXHIBIT 10.63

GWL Loan No. 153765

MORTGAGE NOTE

$19,185,000.00	June 17, 2011

FOR VALUE RECEIVED, IIT SUGARLAND INTERCHANGE DC LP, a Delaware limited partnership (“Borrower”) hereby promises to pay to the order of GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a Colorado corporation (“Lender”), at its office at 8515 East Orchard Road, 3T2, Greenwood Village, CO 80111, Attention: Mortgage Investments, or at such other address as may hereafter be specified by Lender, in lawful money of the United States of America, the principal sum of Nineteen Million One Hundred Eighty Five Thousand and no/100 Dollars ($19,185,000.00) (the “Loan”), together with interest on the outstanding principal balance of the Loan at the rate of four and seven-tenths percent (4.70%) per annum until the date repaid, in the installments and times hereinafter set forth.

1. Terms of Payment:

(a) On the date of disbursement hereof, Borrower shall pay interest only on the Loan from the date of disbursement to and including June 30, 2011.

(b) On August 1, 2011 and continuing on the first day of each calendar month thereafter to and including July 1, 2016, Borrower shall pay interest only on the Loan in arrears, payable in sixty (60) equal successive monthly installments of Seventy Five Thousand One Hundred Forty One and 25/100 Dollars ($75,141.25) each.

(c) Thereafter, commencing on August 1, 2016, interest and principal shall be payable in fifty-nine (59) equal successive monthly installments of Ninety Nine Thousand Five Hundred and 66/100 Dollars ($99,500.66) each, to be applied first to late charges and other fees, costs and charges, if any, reimbursable to Lender as provided herein or in the other Loan Documents (as hereinafter defined), second to payment of interest at the rate aforesaid, as accrued, and the balance to payment of principal. A final installment in the full amount of principal and interest then remaining due and unpaid, and any other sums outstanding under the Loan, shall be due and payable on July 1, 2021 (the “Maturity Date”).

(d) Interest on the principal balance of this Note shall be calculated on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months. If any payment is in an amount less than the amount then due, Lender may, at its option, add the amount of any such deficiency to the outstanding principal balance hereof.

2. Prepayment Privilege.

(a) Borrower may prepay this Note in full, but not in part (except pursuant to the express terms of the Loan Agreement of even date herewith between Lender and Borrower and certain Affiliates of Borrower (the “Loan Agreement”)), provided Borrower gives to Lender at least twenty (20) days’ prior written notice of such intent and provided further that such prepayment is accompanied by all accrued interest, all other fees and costs due Lender hereunder (if any), and a prepayment premium equal to the greater of:

(i) one percent (1%) of the principal balance of the Loan on the date of prepayment; or

(ii) the difference between (1) the discounted value of all required monthly payments for the remaining term of the Loan plus the discounted value of the principal balance of the Loan at maturity, such discounted value to be calculated using a discount rate based on the monthly equivalent yield-to-maturity rate of a United States Treasury Note or Bond plus fifty (50) basis points, and (2) the principal balance of the Loan on the date of prepayment. The “monthly equivalent yield-to-maturity rate” shall be predicated on the then current yield (as distinct from the interest rate) on the United States Treasury Note or Bond having the closest maturity to the Maturity Date, as shown in The Wall Street Journal or, if The Wall Street Journal is no longer published, a similar daily financial publication of national circulation selected by Lender, on the fifth (5th) business day prior to prepayment.

(b) No prepayment premium shall be due during the last one hundred eighty (180) days of the term of the Loan or, provided no Event of Default then exists, upon prepayment of the Loan in connection with the application of condemnation or insurance proceeds in accordance with the Loan Agreement.

(c) After an Event of Default and following the acceleration of this Note to maturity by reason thereof, a tender of payment of the amount necessary to satisfy the entire indebtedness secured hereby, made at any time prior to foreclosure sale, by Borrower or by anyone on behalf of Borrower, shall constitute an evasion of the prepayment privilege and shall be deemed to be a voluntary prepayment hereunder and such payment, to the extent permitted by law, will therefore include the premium required under the prepayment privilege set forth above.

(d) Borrower shall have no prepayment privileges except as set forth in this Paragraph 2.

(e) Borrower agrees that (i) the prepayment premium provided for herein is reasonable; (ii) such prepayment premium shall be payable notwithstanding the prevailing market rates of interest at the time of prepayment; (iii) there has been a course of conduct between Lender and Borrower giving specific consideration in this transaction for such agreement to prepay the prepayment penalty; and (iv) Borrower shall be estopped hereafter from making any claim based upon the unreasonableness of the prepayment premium, the prevailing market rates of interest at the time of prepayment, or the course of conduct between Lender and Borrower. Borrower expressly acknowledges that its agreement to pay the prepayment penalty as herein described is a material inducement to Lender to make the Loan.

3. Late Charges: Any monthly installment payment not received by Lender on or before the fifth day of the month shall entitle Lender at its option, and without the waiver on its part of any other rights, privileges and options it may have or be entitled to by the terms of this Note or any of the other Loan Documents, to collect from Borrower a late charge to cover the extra expenses involved in handling delinquent payments equal to four percent (4%) of the delinquent installment. This Section 3 shall not apply to the balloon payment due on the Maturity Date.

4. Security: This Note is secured by, among other things: (a) a Deed of Trust, Security Agreement and Fixture Filing (the “Mortgage”) of even date herewith encumbering certain premises located in Fort Bend County, Texas (the “Site”); (b) an Assignment of Rents and Leases of even date herewith (the “Assignment of Leases”); (c) an Indemnification Agreement of even date herewith executed by IIT Southwest Chicago TX-GA-PA Holdco LLC, a Delaware limited liability company (“Indemnitor”) in favor of Lender (the “Indemnification Agreement”), it being understood and agreed that Indemnitor’s obligations are as expressly limited as set forth in the Indemnification Agreement; and (d) guarantees of even date herewith executed by certain affiliates of Borrower (collectively, the “Guarantees”). This Note, the Mortgage, the Assignment of Leases, the Indemnification Agreement, the Guarantees and all other documents evidencing and/or securing the Loan, as the same may be hereafter amended, are collectively referred to as the “Loan Documents.”

5. Events of Default: Each of the following shall constitute an event of default (each, an “Event of Default”) hereunder:

(a) If Borrower fails to make any payment due hereunder on the date such payment is due and such failure continues for five (5) days after such due date (other than payments due on the Maturity Date); or

(b) If there occurs any Event of Default under or specified in any other Loan Document.

6. Remedies: Upon the occurrence of an Event of Default hereunder, the entire unpaid principal balance of this Note, together with all interest accrued thereon and all other sums due or owed by Borrower hereunder or under the terms of any of the other Loan Documents shall, at the option of Lender and without notice to Borrower, become due and payable immediately with interest at the interest rate then in effect hereunder plus three percent (3%) (the “Default Rate”) and the prepayment premium set forth above, calculated as if the date of acceleration were the date of prepayment; provided, however, that if an Event of Default occurs for failure to pay all sums due on the Maturity Date, the Default Rate shall be the greater of (i) the interest rate then in effect plus three percent (3%) or (ii) four and fifty-five hundredths percent (4.55%) plus the yield on the on-the-run ten (10) year United States Treasury Note, as reported in The Wall Street Journal or, if The Wall Street Journal is no longer published, a similar daily financial publication of national circulation selected by Lender, on the Maturity Date. Interest at the Default Rate shall continue to accrue on any judgment Lender may obtain against Borrower on this Note or the Mortgage until the judgment and interest and Lender’s third party costs have been paid in full. Lender may include any applicable prepayment premium and reasonable attorney’s fees and costs of suit in any complaint, judgment or assessment of damages filed or entered pursuant to this Note and/or the Mortgage.

7. Remedies Cumulative: The remedies of Lender provided herein and the Loan Documents shall be in addition to, and not in limitation of, such other remedies as Lender may have under applicable statutes, rules of civil procedure, and/or common law. All of such remedies shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

8. Waivers: Borrower waives presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, except for notices specifically required hereunder or under any other Loan Document. Liability hereunder shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender.

9. Miscellaneous:

(a) The words “Lender” and “Borrower” mean the parties to this Note and their respective successors and assigns.

(b) The captions contained in this Note are solely for the convenience of the parties hereto; they do not modify, amplify or give full notice of the terms and conditions of this Note.

(c) This Note shall be construed according to and be governed by the laws of the State of Colorado.

(d) All capitalized terms used herein without definition shall have the same meaning given to such terms in the Loan Agreement.

10. Notices: All notices given hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when sent in accordance with the notice provisions contained in the Loan Agreement.

11. Non-Recourse: Borrower’s liability hereunder shall be enforceable only out of the Site and such other collateral, if any, as Lender may hold as security for Borrower’s performance of its obligations hereunder, and Lender shall not be entitled to seek or obtain any deficiency judgment against Borrower. However, the limitation of liability contained in this paragraph shall not apply to and Borrower shall be fully personally liable to Lender for any loss or damage Lender may suffer by reason of all or some of the following:

(a) breach of or failure to perform under the environmental representations, warranties, covenants or indemnifications described in the Environmental Indemnity Agreement of even date herewith executed by Borrower and Indemnitor in favor of Lender;

(b) any rents or other income generated at or by the Site and received subsequent to an Event of Default (and during the continuance thereof) or at any time within the six (6) month period preceding such occurrence, but only to the extent not applied on account of the Loan, taxes, insurance and all other expenses attributable to the Site;

(c) subsequent to an Event of Default, failure to deliver to Lender all security deposits or similar deposits or guarantees and prepaid rents paid by tenants or other occupants of the Site;

(d) any insurance proceeds or condemnation awards retained or applied by Borrower in violation of the Loan Documents;

(e) any fraud or intentional misrepresentations made by Borrower or Indemnitor in any Loan Document or any documents submitted by Borrower to Lender in connection with the Loan, or any intentional breaches of material warranties set forth in any Loan Document;

(f) amounts necessary to repair or replace any damage to the Site caused by willful or physical waste by Borrower or Indemnitor;

(g) a violation of Article 6 (Assignments/Due on Sale) of the Loan Agreement; and/or

(h) legal fees incurred by Lender in the enforcement of this Paragraph 11.

In addition, notwithstanding anything to the contrary contained herein, Borrower shall be fully liable for the repayment of the Loan if: (i) either or both of Borrower and Indemnitor attempt to materially delay, by reason of any defense not raised in good faith, any foreclosure of the Mortgage or any other collateral for the Loan, or any other exercise by Lender of its remedies under the Loan Documents for nonpayment of interest or principal; (ii) either or both of them claim that any Loan Document is invalid or unenforceable to an extent that would preclude foreclosure of the Mortgage or other exercise of any of Lender’s remedies, including, without limitation, if any Site becomes an asset in (A) a voluntary bankruptcy or insolvency proceeding, or (B) an involuntary bankruptcy or insolvency proceeding commenced by any party (other than Lender, Borrower, Indemnitor or any affiliate of Borrower or Indemnitor) which involuntary proceeding is consented to or colluded by Borrower, Indemnitor or any Affiliate of either thereof, or if a receiver (other than a receiver appointed by Lender), trustee or liquidator be appointed for Borrower, Indemnitor and/or the Site or any part thereof.

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IN WITNESS WHEREOF, Borrower has duly executed this Mortgage Note under seal the day and year first above mentioned.

IIT SUGARLAND INTERCHANGE DC LP, a Delaware limited partnership

By:	IIT Sugarland Interchange DC GP LLC

By:	/s/ Thomas G. McGonagle
Name: Thomas G. McGonagle
Title: CFO

[Signature Page to TX Note]